Exhibit 5.1

Advocaten Notarissen Belastingadviseurs

To Affimed N.V. (the “Issuer”) Gottlieb-Daimler Straße 2 68165 Mannheim, Germany	Burgerweeshuispad 201 P.O. Box 75084 1070 AB Amsterdam T +31 20 577 1771 F +31 20 577 1775

Date 4 November 2024		Gaby Smeenk E gaby.smeenk@debrauw.com T +31 20 577 1446 F +31 20 577 1775
Our ref.	M43118120/1/20698119/G.A.

Dear Sir/Madam,

Registration with the US Securities and Exchange Commission

of common shares in the capital of the Issuer

1	INTRODUCTION

We, De Brauw Blackstone Westbroek N.V. (“De Brauw”), act as Dutch legal advisers to the Issuer in connection with the Registration.

Certain terms used in this opinion are defined in Annex 1 (Definitions).

2	SCOPE OF WORK

As set out in paragraphs 1 and 7, we give this opinion as Dutch legal advisers and our duty of care is governed by Dutch law. By implication:

(a)	This opinion is limited to Dutch law. It (including all terms used in it) is to be construed in accordance with Dutch law.

(b)

As required by Dutch law, in preparing and issuing this opinion, we have observed the care which is to be expected from a reasonably proficient and reasonably acting Dutch opinion giver in similar circumstances (including our reputation).

This opinion is limited to its date.

De Brauw Blackstone Westbroek N.V., Amsterdam, is registered with the Trade Register in the Netherlands under no. 27171912.

All services and other work are carried out under an agreement of instruction (“overeenkomst van opdracht”) with De Brauw Blackstone Westbroek N.V. The agreement is subject to the General Conditions, which have been filed with the register of the District Court in Amsterdam and contain a limitation of liability.

Client account notaries ING Bank IBAN NL83INGB0693213876 BIC INGBNL2A.

3	FACTUAL RESEARCH

We have examined, and relied upon the accuracy of the factual statements in, the text of the following documents:

(a)	A copy of the Registration Statement.

(b)	A copy of:

(i)

(A) the Issuer’s deed of incorporation, (B) the Deed of Conversion, (C) the Deed of Amendment 2020, (D) the Deed of Amendment 2024 and (E) the Articles of Association, each as provided by the Chamber of Commerce (Kamer van Koophandel); and

(ii)	the Trade Register Extract.

4	ASSUMPTIONS

We have made the following assumptions:

(a)

(i)	Each copy document conforms to the original and each original is genuine and complete.

(ii)	Each signature is the genuine signature of the individual concerned and, if an electronic signature, is sufficiently reliable.

(iii)	The Registration Statement has been or will have been filed with the SEC in the form referred to in this opinion.

(b)

(i)

(A)	The issue by the Issuer of the Registration Shares (or of any rights to acquire Registration Shares) will have been validly authorised; and

(B)	any pre-emption rights in respect of the issue of the Registration Shares (or of any rights to acquire Registration Shares) will have been observed or validly excluded;

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all in accordance with the Issuer’s articles of association at the time of authorisation or of observance or exclusion.

(ii)	The Issuer’s authorised share capital at the time of issue of any Registration Share will be sufficient to allow for the issue.

(iii)	The Registration Shares will have been:

(A)	issued in the form and manner prescribed by the articles of association at the time of issue; and

(B)	otherwise offered, issued and accepted by their subscribers in accordance with all applicable laws (including, for the avoidance of doubt, Dutch law).

(iv)	The nominal amount of the Registration Shares and any agreed share premium will have been validly paid.

5	OPINION

Based on the factual research described in and assumptions made in paragraphs 3 and 4 and subject to the qualifications in paragraph 6 and any matters not disclosed to us in the context of preparing this opinion (and within the limitations set out in paragraph 2), we are of the following opinion:

(a)	When issued, the Registration Shares will have been validly issued and will be fully paid and nonassessable[1].

6	QUALIFICATIONS

This opinion is subject to the following qualifications:

(a)

This opinion is subject to any limitations arising from (i) rules relating to Dutch Insolvencies, (ii) rules relating to foreign insolvency or composition or restructuring proceedings (including foreign Insolvency Proceedings), (iii) other rules regulating conflicts between rights of creditors, or (iv) resolution, intervention and other measures in relation to financial enterprises or their affiliated entities.

(b)

An extract from the Trade Register does not provide conclusive evidence that the facts set out in it are correct. However, under the 2007 Trade Register Act (Handelsregisterwet 2007), subject to limited exceptions, a legal entity or partnership cannot invoke the incorrectness or incompleteness of its Trade Register registration against third parties who were unaware of the incorrectness or incompleteness.

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In this opinion, “nonassessable” – which term has no equivalent in Dutch – means, in relation to a share, that the issuer of the share has no right to require the holder of the share to pay to the issuer any amount (in addition to the amount required for the share to be fully paid) solely as a result of his shareholdership.

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7	RELIANCE

(a)

This opinion is an exhibit to the Registration Statement and may be relied upon for the purpose of the Registration and not for any other purpose. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an Exhibit to (and therefore together with) the Registration Statement.

(b)	Each person relying on this opinion in doing so agrees that:

(i)

the agreements in this paragraph 7, our duty of care and all liability and other matters relating to this opinion will be governed exclusively by Dutch law and the Dutch courts will have exclusive jurisdiction to settle any dispute relating to them; and

(ii)	only we, De Brauw, (and not any other person, including any person working at or affiliated with us) will have any liability in connection with this opinion.

(c)	The Issuer may:

(i)	file this opinion as an exhibit to the Registration Statement; and

(ii)	refer to De Brauw giving this opinion in the Exhibit Index under 5.1 and under the heading “Legal Matters” in the prospectus included in the Registration Statement.

The previous sentence is no admittance from us that we are in the category of persons whose consent for the filing and reference as set out in that sentence is required under article 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.

Yours faithfully, De Brauw Blackstone Westbroek N.V.

/s/ Gaby Smeenk
Gaby Smeenk Advocaat

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Annex 1 – Definitions

In this opinion:

‘’Articles of Association’’ means the Issuer’s articles of association as included in the deed of amendment dated 1 July 2024 and in force on the date of signing of this opinion.

“De Brauw” means De Brauw Blackstone Westbroek N.V.

“Dutch Insolvency” means bankruptcy (faillissement), suspension of payments (surseance van betaling) or composition proceedings outside bankruptcy (akkoordprocedures buiten faillissement).

‘’Deed of Amendment 2020’’ means the deed of amendment of the articles of association of the Issuer (akte van statutenwijziging) dated 4 August 2020, changing the composition of the Issuer’s authorised share capital.

‘’Deed of Amendment 2024’’ means the deed of amendment of the articles of association of the Issuer (akte van statutenwijziging) dated 8 March 2024, changing the composition of the Issuer’s authorised share capital in connection with the implementation of a reverse stock split.

‘’Deed of Conversion’’ means the deed of conversion and amendment of the articles of association (akte van omzetting en statutenwijziging Affimed Therapeutics B.V. (na omzetting en statutenwijziging genaamd: Affimed N.V.)) dated 17 September 2014 providing for the conversion of the Issuer into a public limited liability company and amendment of its articles of association.

“Dutch law” means the national law of the Netherlands and European Union and international law to the extent directly applicable in the Netherlands.

“Issuer” means Affimed N.V., with seat in Amsterdam, the Netherlands, Trade Register number 60673389.

“Registration” means the registration of the Registration Shares with the SEC under the Securities Act.

“Registration Shares” means the common shares (gewone aandelen) in the capital of the Issuer registered with the SEC pursuant to the Registration.

“Registration Statement” means the registration statement on form F-3 dated 4 November 2024 in relation to the Registration (excluding any documents incorporated by reference in it and any exhibits to it).

“SEC” means the U.S. Securities and Exchange Commission.

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“Securities Act” means the U.S. Securities Act of 1933, as amended.

“the Netherlands” means the European part of the Netherlands.

“Trade Register Extract” means a Trade Register extract relating to the Issuer provided by the Chamber of Commerce and dated 4 November 2024.

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